UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CRISPR THERAPEUTICS AG

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CRISPR THERAPEUTICS P.O. BOX 8016, CARY, NC 27512-9903 CRISPR Therapeutics AG Important Notice Regarding the Availability of Proxy Materials Shareholders Meeting to be held on June 9, 2022 For Shareholders of record on April 18, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/CRSP To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/CRSP Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 30, 2022. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/CRSP TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. CRISPR Therapeutics AG Meeting Type: Annual General Meeting of Shareholders Date: Thursday, June 9, 2022 Time: 8:00 AM, Central European Summer Time Place: Walder Wyss Ltd., Seefeldstrasse 123, 8008 Zurich, Switzerland No In-Person Attendance at the 2022 Annual General Meeting: Due to the ongoing spread of the SARS-CoV-2 virus (coronavirus) and the COVID-19 pandemic in Switzerland and globally, in-person attendance of shareholders at the 2022 Annual General Meeting will not be possible. Please read the “Important Notice Regarding COVID-19 (Coronavirus) in Switzerland” on page 6 of the Notice of Invitation to the 2022 Annual General Meeting of Shareholders SEE REVERSE FOR FULL AGENDA

CRISPR Therapeutics AG Annual General Meeting of Shareholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4.a, 4.b, 4.c, 4.d, 4.e, 4.f, 4.g, 4.h, 4.i, 4.j, 5.a, 5.b, 5.c, 6.a, 6.b, 6.c, 6.d, 6.e, 7, 9, 10, 11, 12, 13, 14, 15 AND 16, and 3 YEARS on Proposal 8. PROPOSALS 1. The approval of the Swiss statutory annual report, the consolidated financial statements and the statutory financial statements of the Company for the year ended December 31, 2021. 2. The approval of the appropriation of financial results. 3. The discharge of the members of the Board of Directors and Executive Committee. 4. The election and re-election of the members to the Board of Directors. 4.a Re-election of Rodger Novak, M.D., as member and Chairman 4.b Re-election of Samarth Kulkarni, Ph.D. 4.c Re-election of Ali Behbahani, M.D. 4.d Re-election of Bradley Bolzon, Ph.D. 4.e Re-election of H. Edward Fleming, Jr., M.D. 4.f Re-election of Simeon J. George, M.D. 4.g Re-election of John T. Greene 4.h Re-election of Katherine A. High, M.D. 4.i Re-election of Douglas A. Treco, Ph.D. 4.j Election of Maria Fardis, Ph.D. 5. The re-election of the members of the Compensation Committee. 5.a Re-election of Ali Behbahani, M.D. 5.b Re-election of Simeon J. George, M.D. 5.c Re-election of John T. Greene 6. The approval of the compensation for the Board of Directors and the Executive Committee. 6.a Binding vote on total non-performance-related compensation for members of the Board of Directors from the 2022 Annual General Meeting to the 2023 annual general meeting of shareholders. 6.b Binding vote on equity for members of the Board of Directors from the 2022 Annual General Meeting to the 2023 annual general meeting of shareholders. 6.c Binding vote on total non-performance-related compensation for members of the Executive Committee from July 1, 2022 to June 30, 2023. 6.d Binding vote on total variable compensation for members of the Executive Committee for the current year ending December 31, 2022. 6.e Binding vote on equity for members of the Executive Committee from the 2022 Annual General Meeting to the 2023 annual general meeting of shareholders. 7. Non-binding advisory vote to approve the compensation paid to the Company’s named executive officers under U.S. securities law requirements. 8. Non-binding advisory vote on the frequency of future shareholder advisory votes on the compensation paid to the Company’s named executive officers under U.S. securities law requirements. 9. The approval of increasing the maximum size of the Board of Directors. 10. The approval of an adjustment of the maximum number of authorized share capital and extending the date by which the Board of Directors may increase the share capital. 11. The approval of an adjustment of the conditional share capital for the conversion of bonds and similar debt instruments. 12. The approval of an increase in the conditional share capital for employee equity plans. 13. The approval of an Amendment to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan. 14. The re-election of the independent voting rights representative. 15. The re-election of the auditors. 16. The transaction of any other business that may properly come before the 2022 Annual General Meeting or any adjournment or postponement thereof. In light of the global spread of the SARS-CoV-2 virus (coronavirus) and the COVID-19 pandemic and the uncertainty whether our chairman or any member of the Board of Directors will be able to personally attend the 2022 Annual General Meeting, the Board of Directors may make an ad hoc proposal for the election of an ad hoc chairperson of the 2022 Annual General Meeting. Please read the “Important Notice Regarding COVID-19 (Coronavirus) in Switzerland” on page 6 of the Notice of Invitation to 2022 Annual General Meeting of Shareholders contained therein. The foregoing items of business are more fully described in the Company’s proxy statement, which forms a part of this notice and is incorporated herein by reference. Shareholders of record at the close of business on April 18, 2022 will be entitled to notice of and to vote at the 2022 Annual General Meeting or any adjournment or postponement thereof. We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites shareholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.